UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   October 11, 2016

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin		53051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:      (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On October 11, 2016, certain persons (the “Reporting Persons”) filed with the Securities and Exchange Commission (the “SEC”) an Amendment No. 2 to Schedule 13D reporting that such persons had accumulated a total of 13,835,829 shares of EnSync, Inc. (the “Company”) common stock, which represents approximately 29% of the Company’s total outstanding shares of common stock.

On October 11, 2016, the Company filed with the SEC the proxy statement for the 2016 annual stockholders meeting scheduled to take place on November 14, 2016 (the “Proxy Statement”). In the Proxy Statement the Company described certain limitations imposed by the Wisconsin Business Corporation Law (the “WBCL”) on the rights of the Reporting Persons to vote such shares and to complete a potential business combination with the Company.

Under the WBCL and the control share voting restrictions contained in Section 180.1150 therein, the voting power of shares of a Wisconsin corporation held by any person or persons “acting as a group for the purpose of acquiring or holding securities” (including shares issuable upon conversion of convertible securities or upon exercise of options or warrants) in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This voting restriction applies to shareholders of a Wisconsin corporation unless such corporation has affirmatively provided otherwise in its articles of incorporation or another exemption applies. These control share voting restrictions are applicable to the Reporting Persons because the Company has not affirmatively opted out of such restrictions in its articles of incorporation and no other exemption applies. As a result, even if the Reporting Persons were to acquire 50% of the Company’s total outstanding shares, they would only be able to cast 23% of the votes at a stockholders meeting.

In addition, under the WBCL and the business combination restrictions contained in Sections 180.1140 to 180.1144 therein, a Wisconsin corporation may not complete a business combination (generally defined as a merger or share exchange) with a person who is the beneficial owner of 10% or more of the voting power of the corporation’s outstanding voting stock (an “interested stockholder”) within three years following the date of the share acquisition that caused the person to become an interested stockholder, unless the corporation’s board of directors approved such share acquisition before it took place. Because the Company’s board of directors did not approve the Reporting Persons’ acquisition of shares of the Company’s common stock, these restrictions would apply to any potential business combination involving the Reporting Persons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: October 11, 2016	By:	/s/ Bradley Hansen
Name: Bradley Hansen Title: Chief Executive Officer